Exhibit 1.3

CONFIDENTIAL

AMENDMENT NO. 1 TO TRANSACTION AGREEMENT

This AMENDMENT NO. 1 TO TRANSACTION AGREEMENT (this “Amendment No. 1”), effective as of April 19, 2021, entered into by and among Endeavor Operating Company, LLC, (“EOC), Endeavor Group Holdings, Inc. (“EGH”), Endeavor Manager, LLC (“Endeavor Manager” and together with EOC and Pubco, the “Endeavor Parties”), MSD Basquiat Investments, LLC (“MSD Basquiat”), MSD Sports Partners, L.P. (“MSD Sports”) and MSD EIV Private Investments, LLC (“MSD EIV” and together with MSD Basquiat and MSD Sports, the “MSD Parties”), amends the Transaction Agreement (the “Agreement”), dated as of February 16, 2021, by and among the Endeavor Parties, the MSD Parties and the other parties thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The Endeavor Parties and the MSD Parties are referred to herein collectively as the “Parties” and each individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Endeavor Parties and the MSD Parties have entered into the Agreement;

WHEREAS, pursuant to Section 11.16 of the Agreement, the Endeavor Parties are entitled to amend the Agreement in order to, among other things, add additional Merger Subs, Blockers and Blocker Parents as parties thereto and effect the transactions described in Sections 2.1(g) and 8.5 of the Agreement, subject to the prior approval of the MSD Parties; and

WHEREAS, the Endeavor Parties and the MSD Parties desire to amend the Agreement as set forth in this Amendment No. 1.

NOW, THEREFORE, in consideration of the promises, and the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Joinder. MSD Sports Partners, L.P. (“MSD Sports”), MSD Capital (GP) III, LLC (“MSD Sports GP”) EGH Merger Sub MSD, LLC (“MSD Merger Sub”), MSD Sports Partners II, LLC (“MSD Blocker”) and MSD Sports Partners (Cayman) Trust (“MSD Blocker Parent”) each hereby agree to become a party to the Agreement and agrees to be fully bound by all of the rights and obligations of the Agreement, as amended by this Amendment No. 1, (a) in the case of MSD Sports and MSD Sports GP, as a MSD Member thereunder, (b) in the case of MSD Merger Sub, as a Merger Sub thereunder, (c) in the case of MSD Blocker, as a Blocker thereunder and (d) in the case of MSD Blocker Parent, as a Blocker Parent thereunder.

Section 2. Amendment to Preamble. The Preamble to the Agreement is hereby amended by deleting the words “MSD Sports Partners, LLC” and inserting in lieu thereof the words “MSD Sports Partners, L.P.”

Section 3. Amendment to Recitals. The Recitals of the Agreement are hereby amended by:

3.1 Deleting the following sentence in its entirety:

“WHEREAS, pursuant to Section 2.8 of each of the Warrant Agreements (as defined below), in connection with the transactions contemplated by this Agreement, the Warrants may be exercised for Zuffa Common Units prior to the Closing;”

3.2 Deleting the fifth Recital in its entirety and replacing it with the following sentence:

“WHEREAS, subject to the terms and conditions of this Agreement, (i) each Rollover Seller (other than the MSD Members) desires to contribute, transfer, assign and convey to EOC, and EOC desires to accept from each Rollover Seller (other than the MSD Members), all of such Rollover Seller’s right, title and interest in and to all of the Zuffa Common Units held by such Rollover Seller in exchange for the applicable portion of the Rollover Acquired EOC Common Units (as defined below) and (ii) promptly thereafter, Pubco or its designee desires to purchase, acquire and accept from each of KKR Cage and DAW Family Trust, and each of KKR Cage and DAW Family Trust desires to sell, transfer, assign and convey to Pubco or its designee, all of such Rollover Seller’s, title and interest in and to a portion of its Rollover Acquired EOC Common Units in exchange for the Rollover Cash Consideration (as defined below);”

3.3 Inserting the following sentences:

“WHEREAS, subject to the terms and conditions of this Agreement, (i) prior to the MSD Internal Restructuring, each MSD Member desires to contribute, transfer, assign and convey to EOC, and EOC desires to accept from each MSD Member, all of such MSD Member’s right, title and interest in and to all of the Warrants held by such MSD Member in exchange for the applicable portion of the Rollover Acquired EOC Common Units, (ii) promptly thereafter, EOC desires to exercise such Warrants for cash by wire transfer of funds to an account designated by Zuffa pursuant to Sections 2.1 and 2.2 of the Warrant Agreements (the “Cash Exercise”) and (iii) promptly following the Cash Exercise (and after the MSD Internal Restructuring), Pubco desires to purchase, acquire and accept from each MSD Member and each MSD Member desires to sell, transfer, assign and convey to Pubco or its designee, all of such MSD Member’s right, title and interest in and to all of its Rollover Acquired EOC Common Units in exchange for the MSD Opco Cash Consideration (as defined below);

WHEREAS, MSD Blocker Parent owns all of the outstanding limited liability company interests of MSD Blocker;

WHEREAS, MSD Blocker, MSD Blocker Parent and the MSD Merger Sub desire to effect the acquisition of the assets of MSD Blocker by Pubco through the MSD Blocker Merger (as defined below), with the MSD Blocker continuing as the surviving entity upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA;

WHEREAS, immediately following the consummation of the MSD Blocker Merger, MSD Blocker, MSD Blocker Parent and Pubco desire that MSD Blocker consummates the MSD Blocker Pubco Merger (as defined below), with Pubco continuing as the surviving corporation in accordance with the DGCL and the DLLCA;

WHEREAS, immediately following the execution of this Agreement, Pubco, in its capacity as the sole member of MSD Merger Sub, will adopt this Agreement and approve the MSD Mergers (as defined below);”

Section 4. Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended by:

4.1 Deleting the definitions of “MSD Blocker,” “MSD Blocker Parent,” “MSD Sports,” “Pre-Closing Tax Period,” and “Pre-Closing Tax Return” and inserting in lieu thereof the following defined terms:

““MSD Blocker” means MSD Sports Partners II, LLC, a Delaware limited liability company.

“MSD Blocker Parent” means MSD Sports Partners (Cayman) Trust, a Cayman Islands exempted unit trust.

“MSD Sports” means MSD Sports Partners, L.P.

“Pre-Closing Restructuring” means the restructuring transactions set forth in Section 1.1(c) of the Endeavor Disclosure Schedule (the “Pre-Closing Restructuring Plan”); provided, that the Endeavor Parties may make amendments to the Pre-Closing Restructuring Plan (other than the KKR Internal Restructuring and the MSD Internal Restructuring) after the date hereof without the consent of any other party hereto, so long as such amendments do not have an adverse effect (other than a de minimis adverse effect) on such party (including hereunder).

“Pre-Closing Tax Period” means any taxable period that ends on or before the day that includes the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time, KKR XI Blocker Effective Time or MSD Blocker Effective Time, as applicable.

“Pre-Closing Tax Return” means any income or other material tax return of a Blocker for a Pre-Closing Tax Period that has not been filed before the day that includes the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time, KKR XI Blocker Effective Time or MSD Blocker Effective Time, as applicable.”

4.2 Inserting the following defined terms as new defined terms:

““MSD Internal Restructuring” means the transactions undertaken by the MSD Members and their Affiliates to transfer Equity Interests in EOC from MSD Sports to MSD Blocker and MSD Sports GP as set forth in the Pre-Closing Restructuring Plan (which transactions shall be undertaken in transactions that are intended to be fully tax-deferred for U.S. federal income tax purposes).

“MSD Merger Sub” means EGH Merger Sub MSD, LLC, a Delaware limited liability company.

“MSD Opco Cash Consideration” means $100,152,444.89.

“MSD Pubco Cash Consideration” means $38,395,848.28.

Section 5. Amendment to Section 2.1(c). Section 2.1(c) of the Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“On the terms and conditions set forth herein, (1) each Rollover Seller (other than the MSD Members) shall, at the Closing, contribute, transfer, assign and convey to EOC all of such Rollover Seller’s right, title and interest in and to all of the Zuffa Common Units held by such Rollover Seller, free and clear of any and all Encumbrances (other than restrictions on the right to sell or otherwise dispose of such Zuffa Common Units set forth in the Zuffa LLC Agreement or imposed by state and federal securities laws), in exchange for such number of EOC Common Units (the “Rollover Acquired EOC Common Units”) equal to the value set forth next to such Rollover Seller’s name in Section (b) of Annex I to the Endeavor Disclosure Schedule, divided by the IPO Price (rounded down to the nearest whole unit) and (2) each MSD Member shall, at the Closing, contribute transfer, assign and convey to EOC all of such MSD Member’s right, title and interest in and to all of the Warrants held by such MSD Member, free and clear of any and all Encumbrances (other than restrictions on the right to sell or otherwise dispose of such Warrants set forth in the Zuffa LLC Agreement or the Warrant Agreements or imposed by state or federal securities laws), in exchange for such number of Rollover Acquired EOC Common Units equal to the value set forth next to such MSD Member’s name in Section (b) of Annex I to the Endeavor Disclosure Schedule, divided by the IPO Price (rounded down to the nearest whole unit). Promptly thereafter, EOC shall consummate the Cash Exercise. Promptly following the Cash Exercise (i) Pubco or its designee shall purchase, acquire and accept from each of KKR Cage, DAW Family Trust and the MSD Members and each of KKR Cage, DAW Family Trust and the MSD Members shall sell, transfer, assign and convey to Pubco or its designee, all of such Rollover Seller’s right, title and interest in and to (x) in the case of KKR Cage, a number of Rollover Acquired EOC Common Units retained by KKR Cage following the consummation of the KKR Internal Restructuring equal to the KKR Opco Cash Consideration, divided by the IPO Price (rounded down to the nearest whole unit) in exchange for the KKR Opco Cash Consideration, (y) in the case of DAW Family trust, a number of its Rollover Acquired EOC Common Units equal to the DAW Cash Consideration, divided by the IPO Price (rounded down to the nearest whole unit), in each case, free and clear of any and all Encumbrances (other than restrictions on the right to sell or otherwise dispose of such Rollover Acquired EOC Common Units imposed by state and federal securities laws), in exchange for the DAW Cash Consideration and (z) in the case of the MSD Members, all of the Rollover Acquired EOC Common Units retained by the MSD Members following the MSD Internal Restructuring in exchange for the MSD Opco Cash Consideration and (ii) Pubco shall cancel and retire (v) a number of shares of Pubco Class X Common Stock received by KKR Cage pursuant to Section 2.1(a) that are retained by KKR Cage following the consummation of the KKR Internal Restructuring equal to the number of Rollover Acquired EOC Common Units sold to Pubco or its designee by KKR Cage pursuant to this Section 2.1(c), (w) 100% of the Class X Common Stock received by each of KKR Aggregator Blocker and KKR XI Blocker in connection with the KKR Internal Restructuring, (x) a number of the shares of Pubco Class X Common Stock received by DAW Family Trust pursuant to Section 2.1(a) equal to the number of Rollover Acquired EOC Common Units sold to Pubco or its designee by DAW Family Trust pursuant to this Section 2.1(c), (y) 100% of the Pubco Class X Common Stock received by the MSD Members pursuant to Section 2.1(a) that is retained by the MSD Members following the consummation of the MSD Internal Restructuring and (z) 100% of the Class X Common Stock received by MSD Blocker in connection with the MSD Internal Restructuring, in each case, for no consideration. In addition, as set forth in the Tax Receivable Agreement, each of the MSD Members, DAW, SL Technology Investors, SLP AIV III and KKR Cage may receive certain payments under the Tax Receivable Agreement in respect of the Rollover Acquired EOC Common Units received as consideration for the exchange of their Zuffa Common Units or Warrants, as applicable, described in this Section 2.1(c) and KKR Cage and the MSD Members may receive certain payments under the Tax Receivable Agreement as consideration for the sale of its Rollover Acquired EOC Common Units described in this Section 2.1(c).”

Section 6. Amendment to Section 2.1(d). Section 2.1(d) of the Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“Promptly following (i) the KKR Mergers, a Private Placement Investor shall (and Pubco shall cause a Private Placement Investor to) purchase, acquire and accept from the KKR Blocker Parents, and the KKR Blocker Parents shall sell, transfer, assign and convey to Pubco or its designee, all of the KKR Blocker Parents’ right, title and interest in and to a number of shares of Pubco Class A Common Stock issued to the KKR Blocker Parents in connection with the KKR Mergers equal to the KKR Pubco Cash Consideration, divided by the IPO Price (rounded down to the nearest whole share) in exchange for the KKR Pubco Cash Consideration and (ii) the MSD Mergers, Pubco or its designee shall purchase, acquire and accept from MSD Blocker Parent, and MSD Blocker Parent shall sell, transfer, assign and convey to Pubco or its designee all of MSD Blocker Parent’s right, title and interest in and to all of the shares of Pubco Class A Common Stock issued to MSD Blocker Parent in connection with the MSD Mergers in exchange for the MSD Pubco Cash Consideration.”

Section 7. Amendment to Section 2.1(e). Section 2.1(e) of the Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

Notwithstanding anything to the contrary in Section 2.1(c), at the option of the Endeavor Parties, (x) KKR Cage and DAW Family Trust shall, in lieu of (i) exchanging the number of their Zuffa Common Units having a value equal to the value of the Rollover Acquired EOC Common Units that would otherwise be sold by such Seller pursuant Section 2.1(c) (the “Zuffa Cash Units”) and (ii) subsequently selling such Rollover Acquired EOC Common Units to Pubco or its designee for the applicable portion of the Rollover Cash Consideration, instead sell such Zuffa Cash Units directly to Pubco or its designee in exchange for the applicable portion of the Rollover Cash Consideration and (y) the MSD Members shall, in lieu of exchanging their Warrants for Rollover Acquired EOC Common Units and subsequently selling such Rollover Acquired EOC Common Units to Pubco for the MSD Opco Cash Consideration, instead sell such Warrants directly to Pubco or its designee in exchange for the MSD Opco Cash Consideration; provided, that the Endeavor Parties shall only exercise their rights pursuant to this Section 2.1(e)(y) to cause the MSD Members to sell their Warrants directly to Pubco or its designee to the extent that the Endeavor Parties determine in their good faith discretion that doing so is reasonably necessary to ensure that EOC (1) is not or will not be treated as a publicly traded partnership (as such term is used in Section 7704 of the Code and the regulations thereunder) or (2) will qualify for the safe harbor under Treasury Regulations 1.7704-1(j).

Section 8. Amendments to Sections 2.1(f), (g), (h), (i) and (j). Sections 2.1(f), (g), (h), (i) and (j) of the Agreement are each hereby amended by deleting such section in its entirety and inserting in lieu of each such section the following:

“[reserved].”

Section 9. Amendment to Section 2.4(a). Section 2.4(a) of the Agreement is hereby amended as follows:

9.1 By inserting the words “the MSD Members,” after the words “KKR Cage,” in Section 2.4(a)(viii) of the Agreement.

9.2 By inserting the following sentence as a new Section 2.4(a)(xi) of the Agreement:

“Pubco shall deliver to the MSD Members the MSD Opco Cash Consideration pursuant to the terms hereof, in each case, in U.S. Dollars by wire transfer to the account designated by the MSD Members; and”

9.3 By inserting the following sentence as a new Section 2.4(a)(xii) of the Agreement:

“Pubco shall deliver to MSD Blocker Parent the MSD Pubco Cash Consideration pursuant to the terms hereof in U.S. Dollars by wire transfer to the account designated by MSD Blocker Parent.”

Section 10. Amendment to Section 2.4(b). Section 2.4(b) of the Agreement is hereby amended as follows:

10.1 By inserting the words “the MSD Members,” after the words “KKR Cage,” in Section 2.4(b)(ii) of the Agreement.

10.2 By deleting Section 2.4(b)(iv) of the Agreement in its entirety and replacing it with the following sentence:

“each of SL Technology Investors, SLP AIV III, SLP Blocker Parent, KKR XI Blocker Parent, KKR Cage, Ariel Emanuel, Patrick Whitesell, UFC Co-Invest, the MSD Members and DAW shall have provided to EOC a duly executed and valid IRS Form W-9, and MSD Blocker Parent shall provide to PubCo a duly executed applicable IRS Form W-8;”

10.3 By inserting the following sentence as a new Section 2.4(b)(vi) of the Agreement:

“a certificate signed by a duly authorized officer of MSD Blocker complying with the requirements of Section 1445 of the Code and Treasury Regulations thereunder stating that MSD Blocker has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date, together with the required notice to the IRS under Treasury Regulations Section 1.897-2(h); and”

10.4 By deleting the words “the MSD Members,” from Section 2.4(b)(vii) of the Agreement:

Section 11. Amendment to Article 3. Article 3 of the Agreement is hereby amended as follows:

11.1 By adding the following as a new Section 3.5 of the Agreement

“3.5. MSD Blocker.

(a) MSD Blocker Merger.

(i) At the MSD Blocker Effective Time, MSD Merger Sub shall be merged with and into MSD Blocker in accordance with the DLLCA (such merger, the “MSD Blocker Merger”). The separate existence of MSD Merger Sub shall thereupon cease and MSD Blocker shall continue as the surviving entity and continue its existence under the Laws of the State of Delaware.

(ii) On the terms and conditions set forth herein, as promptly as reasonably practicable on the Closing Date, or such other date and time to which the Endeavor Parties and MSD Sports may agree in writing, MSD Merger Sub or MSD Blocker shall cause a certificate of merger with respect to the MSD Blocker Merger (the “MSD Blocker Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of DLLCA and shall make all other filings required under DLLCA. The MSD Blocker Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be provided for in the MSD Blocker Certificate of Merger (the “MSD Blocker Effective Time”).

(iii) The MSD Blocker Merger shall have the effect specified in the DLLCA. Without limiting the generality of the foregoing, following the consummation of the MSD Blocker Merger, MSD Blocker shall succeed, insofar as provided by Law, to all rights, privileges, immunities, franchises, assets, liabilities, duties and obligations of MSD Merger Sub in accordance with the DLLCA.

(b) MSD Blocker Merger; Name, Limited Liability Company Agreement, Certificate of Formation and Directors and Officers.

(i) Following the completion of the MSD Blocker Merger, the name of MSD Blocker, as the surviving entity, shall remain unchanged until changed in accordance with applicable Laws.

(ii) At the MSD Blocker Effective Time, the limited liability company agreement of MSD Blocker shall be amended and restated in its entirety to read substantially identically to the limited liability company agreement of MSD Merger Sub as in effect immediately prior to the MSD Blocker Effective Time (except that all references in the limited liability company agreement of MSD Merger Sub (A) to its name, date of formation, registered office and registered agent shall instead refer to the name, date of formation, registered office and registered agent, respectively, of MSD Blocker as provided in the limited liability company agreement of MSD Blocker immediately prior to the MSD Blocker Effective Time and (B) naming the organizer(s), the initial board of directors, or original members of MSD Merger Sub shall be omitted) and such amended and restated limited liability company agreement shall be the limited liability company agreement of the entity surviving the MSD Blocker Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iii) MSD Blocker shall take all necessary action such that, immediately following the MSD Blocker Effective Time, the certificate of formation of MSD Blocker shall be the certificate of formation of MSD Blocker as in effect immediately prior to the MSD Blocker Effective Time and such certificate of formation shall be the certificate of formation of the entity surviving the MSD Blocker Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iv) As of the MSD Blocker Effective Time, each of MSD Merger Sub and MSD Blocker shall take such actions so that the directors and officers of MSD Merger Sub immediately prior to the MSD Blocker Effective Time shall become the directors and officers, respectively, of the surviving entity in the MSD Blocker Merger, each until the expiration of the current term of such director or officer as such, the appointment, election and qualification of his or her respective successor or his or her prior death, resignation, retirement or removal from directorship or office, as applicable.

(c) MSD Blocker Merger; Conversion of Securities.

(i) As of the date hereof, all issued and outstanding limited liability company interests of MSD Merger Sub (“MSD Merger Sub Units”), are held by Pubco. As of the date hereof, all issued and outstanding limited liability company interests of MSD Blocker (“MSD Blocker Units”) are held by MSD Blocker Parent.

(ii) At the MSD Blocker Effective Time, each of the following shall, by virtue of the MSD Blocker Merger and without any further action on the part of the holders thereof, be deemed to occur: (A) all MSD Blocker Units issued and outstanding immediately prior to the MSD Blocker Effective Time shall be converted into (1) such number of shares of Pubco Class A Common Stock equal to the value set forth in section (f) of Annex I to the Endeavor Disclosure Schedule, divided by the IPO Price (rounded down to the nearest whole share), which shall be promptly thereafter redeemed by Pubco for cash, as contemplated by section (f) of Annex I to the Endeavor Disclosure Schedule and (2) rights under the Tax Receivable Agreement; and (B) each MSD Merger Sub Unit issued and outstanding immediately prior to the MSD Blocker Effective Time shall automatically be converted into and become one fully paid and nonassessable MSD Blocker Unit.

(d) MSD Pubco Merger.

(i) At the MSD Pubco Effective Time, MSD Blocker shall be merged with and into Pubco in accordance with the DGCL and the DLLCA (such merger, the “MSD Pubco Merger” and together with the MSD Blocker Merger, the “MSD Mergers”). The separate existence of MSD Blocker shall thereupon cease and Pubco shall continue as the surviving entity and continue its corporate existence under the Laws of the State of Delaware.

(ii) On the terms and conditions set forth herein, as promptly as reasonably practicable on the Closing Date, or such other date and time to which the Endeavor Parties and MSD Sports may agree in writing, MSD Blocker or Pubco shall cause a certificate of merger with respect to the MSD Pubco Merger (the “MSD Pubco Certificate of Merger”) to be

executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and the DLLCA and shall make all other filings required under the DGCL and the DLLCA. The MSD Pubco Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as may be provided for in the MSD Pubco Certificate of Merger (the “MSD Pubco Effective Time”), which shall be immediately following the MSD Blocker Effective Time.

(iii) The MSD Pubco Merger shall have the effect specified in the DGCL and the DLLCA. Without limiting the generality of the foregoing, following the consummation of the MSD Pubco Merger, Pubco shall succeed, insofar as provided by Law, to all rights, privileges, immunities, franchises, assets, liabilities, duties and obligations of MSD Blocker in accordance with the DGCL and the DLLCA.

(e) MSD Pubco Merger; Name, Certificate of Incorporation, Bylaws and Directors and Officers.

(i) Following the completion of the MSD Pubco Merger, the name of Pubco shall remain “Endeavor Group Holdings, Inc.” until changed in accordance with applicable Laws.

(ii) The certificate of incorporation of Pubco, as amended and in effect immediately prior to the MSD Pubco Effective Time, shall be the certificate of incorporation of Pubco immediately following the completion of the MSD Pubco Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iii) The bylaws of Pubco, as amended and in effect immediately prior to the MSD Pubco Effective Time, shall be the bylaws of Pubco immediately following the completion of the MSD Pubco Merger until further amended in accordance with the provisions thereof and applicable Laws.

(iv) The directors and officers of Pubco immediately prior to the MSD Pubco Effective Time shall be the directors and officers, respectively, of the surviving corporation in the MSD Pubco Merger, each until the expiration of the current term of such director or officer as such, the appointment, election and qualification of his or her respective successor or his or her prior death, resignation, retirement or removal from directorship or office, as applicable.

(f) MSD Pubco Merger; Conversion of Securities.

(i) Immediately following the MSD Blocker Merger, but immediately prior to the MSD Pubco Merger, all of the issued and outstanding MSD Blocker Units shall be held by Pubco.

(ii) At the MSD Pubco Effective Time, by virtue of the MSD Pubco Merger and without any further action on the part of the holders thereof, all MSD Blocker Units issued and outstanding immediately prior to the MSD Pubco Effective Time and all rights in respect thereof shall forthwith no longer be outstanding, shall be cancelled and shall cease to exist and no consideration shall be issued in respect thereof and each certificate, if any, previously representing such MSD Blocker Units shall be cancelled. Notwithstanding the MSD Pubco Merger, all equity interests of Pubco issued and outstanding immediately prior to the MSD Pubco Effective Time shall remain issued and outstanding immediately following the completion of the MSD Pubco Merger.

(g) Intended Tax Treatment. MSD Blocker Parent, MSD Blocker and Pubco acknowledge and agree that, for U.S. federal income tax purposes, (i) the MSD Blocker Merger, taken together with the subsequent redemption by Pubco of the shares of Pubco Class A Common Stock that were received by MSD Blocker Parent pursuant to the MSD Blocker Merger, is intended to be treated as a purchase by Pubco and taxable sale by MSD Blocker Parent of all of the stock of MSD Blocker, in exchange for cash and the applicable rights under the Tax Receivable Agreement, and (ii) the subsequent MSD Pubco Merger is intended to qualify as a transaction described in Section 332 of the Code.”

11.2 Section 3.6 of the Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“Indemnification by Each Blocker Parent. Following the effectiveness of the Mergers, each Blocker Parent shall severally and not jointly indemnify, save and hold harmless Pubco and its Affiliates (including, after the Mergers, the Blockers and their successors) and its and their directors, members, managers, officers, employees, consultants, financial advisors, counsels, accountants and other agents (collectively, the “Endeavor Indemnitees”) from and against (a) any and all Losses, in each case incurred in connection with, arising out of or resulting from, without duplication, (i) the assumption by Pubco of any liabilities of the applicable Blocker, existing immediately before the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time, KKR XI Blocker Effective Time or the MSD Blocker Effective Time, as applicable, or (ii) any Taxes for which the applicable Blocker (or its successor) is liable that are attributable to any taxable period (or portion thereof) ending on or before the day that includes the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time, KKR XI Blocker Effective Time or MSD Blocker Effective Time, as applicable; provided, that in determining any indemnification obligation under this Section 3.6, (A) in the case of SLP Blocker Parent, no liability that is a liability for which the SL Member (as defined in the EOC LLC Agreement) is or would have been entitled to indemnification under Section 9.02 of the EOC LLC Agreement or Section 11.02 of the A&R EOC LLC Agreement, as applicable, shall be subject to indemnification by SLP Blocker Parent hereunder, (B) the aggregate amount of cash and cash equivalents held by a Blocker as of immediately prior to the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time, the KKR XI Blocker Effective Time or the MSD Blocker Effective Time, as the case may be, shall reduce the indemnification obligation of such Blocker Parent hereunder, (C) such Blocker Parent shall not be liable for Losses which arise out of or result from a breach of the limited liability company agreement or other governing document of the applicable Blocker (the “Applicable Blocker LLCA”) by another party thereto (the “Blocker LLCA Breaching Party”), and in the case of a breach of the Applicable Blocker LLCA, the Blocker LLCA Breaching Party shall be solely liable for any and all Losses (solely to the extent that an Endeavor Indemnitee is entitled to indemnification for such Losses from any person pursuant to this Section 3.6) that arise out of or result from such breach of the Applicable Blocker LLCA and (D) amounts distributed to Pubco (or its wholly owned subsidiaries) after the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time, KKR XI Blocker Effective Time or MSD Blocker Effective Time, as the case may be, that are Creditable Tax Distributions with respect to a Blocker shall reduce the indemnification obligation of the applicable Blocker Parent hereunder, to the extent of such Creditable Tax Distributions. For purposes of the foregoing, “Creditable Tax Distributions” shall mean cash distributions received by Pubco (or its wholly owned subsidiaries) after the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time, KKR XI Blocker Effective Time or MSD Blocker Effective Time, as applicable, pursuant to Section 4.03(d) of the Zuffa LLCA in respect of income allocations for taxable periods (or portions thereof) ending on or before the consummation of the transactions contemplated by this Agreement that are attributable to direct or indirect interests in Zuffa that are acquired by Pubco in the SLP Blocker Merger, KKR XI Blocker Merger, KKR Aggregator Blocker Merger or MSD Blocker Merger, as applicable. Each Blocker Parent and Pubco acknowledge and agree that, following the completion of the Mergers, the indemnification provisions set forth in this Section 3.6 shall be the sole and exclusive remedy of the Endeavor Indemnitees for any Losses incurred in connection with, arising out of or resulting from any breach of this Agreement.

Section 12. Amendments to Section 7.5. Section 7.5 of the Agreement is hereby amended as follows:

12.1 by adding the following as a new Section 7.5(f) of the Agreement:

“MSD Blocker Parent represents and warrants that: (i) immediately prior to the consummation of the MSD Blocker Merger, MSD Blocker Parent is the sole record and beneficial owner of, and has good and valid title to, all of the issued and outstanding MSD Blocker Units, free and clear of all Encumbrances (other than those restrictions imposed by applicable securities laws); (ii) such MSD Blocker Units were not issued in violation of any agreement, arrangement or commitment to which MSD Blocker Parent is a party; and (iii) there are no equity interests or preemptive or other outstanding rights, options, warrants, conversion rights, equity appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which MSD Blocker Parent is or may become obligated to sell, or giving any person a right to acquire, or in any way dispose of, any of such MSD Blocker Units, and no securities or obligations evidencing such rights are authorized, issued or outstanding.”

12.2 by adding the following as a new Section 7.5(g) of the Agreement:

“MSD Blocker represents and warrants that: (i) the MSD Blocker Units constitute one hundred percent (100%) of the total issued and outstanding equity interests of MSD Blocker; (ii) the MSD Blocker Units were issued in compliance with all applicable laws; (iii) other than the MSD Blocker Units, there are no equity interests or preemptive or other outstanding rights, options, warrants, conversion rights, equity appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which such Blocker is or may become obligated to sell, or giving any person a right to acquire, or in any way dispose of, any of the MSD Blocker Units or other equity interests in such Blocker or any securities or obligations exercisable or exchangeable for, or convertible into, any MSD Blocker Units or other equity interests in such Blocker, and no securities or obligations evidencing such rights are authorized, issued or outstanding; and (iv) the MSD Blocker Units were not issued in violation of the organizational documents of such Blocker or any other agreement, arrangement or commitment to which such Blocker is a party and are not subject to or in violation of any preemptive or similar rights of any person.”

Section 13. Amendment to Section 7.6. Section 7.6 of the Agreement is hereby amended by adding the following as a new Section 7.6(c) of the Agreement:

“MSD Blocker represents and warrants that other than cash, equity interests in EOC, accrued Tax liabilities related to its direct or indirect ownership of Zuffa and other ordinary course non-Tax liabilities directly related to its direct or indirect ownership of Zuffa (including accrued franchise fees and advisor fees), as of immediately prior to the MSD Blocker Effective Time, MSD Blocker will not have any (i) assets of any kind or (ii) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise. Since its formation, MSD Blocker has not engaged in any business activities other than the ownership of equity interests in Zuffa, and matters incidental to such ownership.”

Section 14. Amendment to Section 7.7(b). Section 7.7(b) of the Agreement is hereby amended by adding the words “and the MSD Blocker Parent” after the words “KKR Aggregator Blocker Shareholders” in the parenthetical contained in Section 7.7(b).

Section 15. Amendment to Article VIII. Article VIII of the Agreement is hereby amended by deleting Sections 8.1, 8.2, 8.4, 8.5 and 8.7 in their entirety and inserting in lieu of each such section the following:

“[reserved].”

Section 16. Amendment to Section 8.6(a). Section 8.6(a) of the Agreement is hereby amended by deleting the words “any similar blocker restructuring by the MSD Members” and inserting in lieu thereof the words “the MSD Internal Restructuring Transactions”:

Section 17. Amendment to Sections 11.1 and 11.4(b). Sections 11.1 and 11.4(b) of the Agreement are hereby amended by deleting the words “Section 3.5” each time they appear in such sections and inserting in lieu thereof the words “Section 3.6”:

Section 18. Amendment to Section 11.4(b). Section 11.4(b) of the Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“Without duplication of any rights under the Tax Receivable Agreement, after the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time, KKR XI Blocker Effective Time or MSD Blocker Effective Time, as applicable, the amount of any tax refunds of a Blocker attributable to a Pre-Closing Tax Period actually received by Pubco, in each case, net of any taxes, costs or expenses incurred in connection with such refund or any unreimbursed obligations owed by the Blocker Parents pursuant to Section 3.6, shall be for the account of the applicable Blocker Parent, subject to the terms of this Section 11.4(c). Notwithstanding the foregoing, the Blocker Parents shall not be entitled to any refund (i) to the extent such refund resulted from the carryback of a net operating loss or other tax attribute attributable to a taxable period (or portion thereof) beginning after the day that includes the Blocker Effective Time; (ii) unless the tax being refunded was paid prior to the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time, KKR XI Blocker Effective Time or MSD Blocker Effective Time, as applicable, or indemnified by the Parents pursuant to Section 3.6; or (iii) to the extent such refund is subject to a then-pending audit or similar examination (provided that amounts in respect of such refund shall be paid upon completion of such audit or examination). Pubco shall pay, or cause to be paid, to the applicable Blocker Parent the amount owed to the applicable Blocker Parent pursuant to this Section 11.4(c) within ten (10) days after the applicable refund is actually received. Following the SLP Blocker Effective Time, KKR Aggregator Blocker Effective Time, KKR XI Blocker Effective Time or MSD Blocker Effective Time, as applicable, Pubco shall, and shall cause its subsidiaries to, reasonably cooperate with the applicable Blocker Parent in filing any tax returns required to claim any tax refunds described in the preceding sentence.”

Section 19. Amendment to Annex I of the Endeavor Disclosure Schedule. Annex I of the Endeavor Disclosure Schedule delivered in accordance with the Agreement is hereby amended as set forth on Schedule A hereto.

Section 20. References. From and after the date of this Amendment No. 1, references in the Agreement to the “Agreement” shall be deemed to refer to the Agreement as amended hereby unless the context otherwise requires.

Section 21. Full Force and Effect. Except as otherwise expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and continue in full force and effect. This Amendment No. 1 is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment No. 1 shall be deemed to be in full force and effect from and after the execution of this Amendment No. 1 by the parties hereto as if the amendments made hereby were originally set forth in the Agreement.

Section 22. Termination; Effect of Termination. Section 10.1 and Section 10.2 of the Agreement are hereby incorporated, as amended by this Amendment No. 1, into this Amendment No. 1 by reference, mutatis mutandis.

Section 23. Notices. Section 11.5 of the Agreement is hereby incorporated, as amended by this Amendment No. 1, into this Amendment No. 1 by reference, mutatis mutandis.

Section 24. Governing Law; Jurisdiction; Waiver of Jury Trial. Section 11.12, Section 11.13 and Section 11.14 of the Agreement are hereby incorporated into this Amendment No. 1 by reference, mutatis mutandis.

Section 25. Severability; Counterparts. Section 11.6 and Section 11.19 of the Agreement are hereby incorporated into this Amendment No. 1 by reference, mutatis mutandis.

Section 26. Non-Recourse. Section 11.15 of the Agreement is hereby incorporated, as amended by this Amendment No. 1, into this Amendment No. 1 by reference, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the day and year first indicated above.

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

ENDEAVOR OPERATING COMPANY, LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

ENDEAVOR MANAGER, LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Chief Financial Officer

EGH MERGER SUB MSD, LLC

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Authorized Signatory

[Signature Page to Amendment No. 1]

MSD BASQUIAT INVESTMENTS, LLC

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

MSD EIV PRIVATE INVESTMENTS, LLC

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

MSD SPORTS PARTNERS, L.P.

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

MSD CAPITAL (GP) III, LLC

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

MSD SPORTS PARTNERS (CAYMAN) TRUST

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

[Signature Page to Amendment No. 1]

MSD SPORTS PARTNERS II, LLC

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

[Signature Page to Amendment No. 1]

Schedule A

Amendments to Annex I of the Endeavor Disclosure Schedule

Annex I to the Endeavor Disclosure Schedule is hereby amended as follows:

1. By deleting section (a) thereof in its entirety and inserting in lieu thereof the following:

“Rollover Sellers. At Closing (i) EOC shall issue to each Rollover Seller (other than the MSD Members) such number of EOC Common Units equal to the value set forth under the column “Zuffa Ownership” for such Rollover Seller, divided by the IPO Price (rounded down to the nearest whole unit), in exchange for 100% of such Rollover Seller’s Zuffa Common Units, (ii) EOC shall issue to each MSD Member such number of EOC Common Units equal to the value set forth under the column “Zuffa Ownership” for such MSD Member, divided by the IPO Price (rounded down to the nearest whole unit), in exchange for 100% of such MSD Member’s Warrants, (iii) Pubco shall issue to each Rollover Seller such number of shares of Pubco Class X Common Stock equal to the number of EOC Common Units received by such Rollover Seller pursuant to clause (a)(i) in exchange for a per share price equal to $0.00001 and (iv) Pubco shall issue to each of SL Technology Investors and SLP AIV III such number of shares of Pubco Class Y Common Stock equal to the number of EOC Common Units received by such Rollover Seller pursuant to clause(a)(i) in exchange for a per share price equal to $0.00001. Promptly thereafter, (x) Pubco or its designee shall purchase (1) a number of Rollover Acquired EOC Common Units retained by KKR Cage following the consummation of the KKR Internal Restructuring equal to the KKR Opco Cash Consideration, divided by the IPO Price (rounded down to the nearest whole unit) in exchange for the KKR Opco Cash Consideration, (2) a number of Rollover Acquired EOC Common Units held by DAW Family Trust equal to the DAW Cash Consideration, divided by the IPO Price (rounded down to the nearest whole unit) in exchange for the DAW Cash Consideration and (3) all of the Rollover Acquired EOC Common Units retained by the MSD Members following the consummation of the MSD Internal Restructuring in exchange for the MSD Opco Cash Consideration and (y) Pubco shall cancel and retire (I) a number of shares of Pubco Class X Common Stock received by KKR Cage pursuant to clause (a)(ii) that are retained following the consummation of the KKR Internal Restructuring equal to the number of Rollover Acquired EOC Common Units sold by KKR Cage to Pubco or its designee pursuant to clause (x)(1), (2) 100% of the shares of Pubco Class X Common Stock received by each of KKR Aggregator Blocker and KKR XI Blocker in connection with the KKR Internal Restructuring, (3) a number of shares of Pubco Class X Common Stock received by DAW Family Trust pursuant to clause (a)(ii) equal to the number of Rollover Acquired EOC Common Units sold by DAW Family Trust to Pubco or its designee pursuant to clause (x)(2), (4) 100% of the shares of Pubco Class X Common Stock received by the MSD Members pursuant to clause(a)(ii) that are retained following the Consummation of the MSD Internal Restructuring and (5) 100% of the shares of Pubco Class X Common Stock received by MSD

Blocker in connection with the MSD Internal Restructuring, in each case, for no consideration. Notwithstanding anything to the contrary in clause (a), at the option of the Endeavor Parties, KKR Cage and DAW Family Trust shall, in lieu of (A) exchanging a number of their Zuffa Common Units equal to the number of Rollover Acquired EOC Common Units that would otherwise be sold by such Seller pursuant clause (a)(i) (the “Zuffa Cash Units”) and (B) subsequently selling such Rollover Acquired EOC Common Units to Pubco or its designee for the applicable portion of the Rollover Cash Consideration pursuant to clause (x), sell such Zuffa Cash Units directly to Pubco or its designee in exchange for the applicable portion of the Rollover Cash Consideration. Further, notwithstanding anything to the contrary in clause (a), at the option of the Endeavor Parties, the MSD Members shall, in lieu of exchanging their Warrants for Rollover Acquired EOC Common Units and subsequently selling such Rollover Acquired EOC Common Units to Pubco or its designee for the MSD Opco Cash Consideration pursuant to clause (x), sell such Warrants directly to Pubco or its designee in exchange for the MSD Opco Cash Consideration.”

2.	By deleting the footnote set forth next to the words “Zuffa Ownership Value” in section (b) thereof in its entirety.

3.	By adding the following as a new section (f) thereof:

“MSD Blocker Parent. All MSD Blocker Units shall be converted into such number of shares of Pubco Class A Common Stock equal to the MSD Pubco Cash Consideration, divided by the IPO Price (rounded down to the nearest whole share). Immediately following the MSD Mergers, Pubco shall redeem, acquire and accept from MSD Blocker Parent, and MSD Blocker Parent shall sell, transfer, assign and convey to Pubco, all of MSD Blocker Parent’s right, title and interest in and to 100% of the shares of Pubco Class A Common Stock held by MSD Blocker Parent immediately following the MSD Mergers in exchange for the MSD Pubco Cash Consideration.”